R E D
                                 RALPH E. DAVIS
                                ASSOCIATES, INC.



                                  EXHIBIT 23.3

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to (1) the inclusion in or incorporation by reference into the Registration Statement on Form S-1/A-4 (including any amendments, supplements or exhibits thereto, any prospectus that is a part thereof, and any financial statements) of Three Forks, Inc. (the "Registration Statement") of (a) our report, dated April 2, 2014, with respect to estimates of proved reserves and future net revenues to the holdings of Three Forks, Inc., as of December 31, 2013; and (b) all references to our firm or such reports included in or incorporated by reference into the Registration Statement.


                                                RALPH E. DAVIS ASSOCIATES,
                                                INC.


                                                By: /s/ Allen C. Barron, P.E.
                                                -----------------------------
                                                Allen C. Barron, P.E.
                                                President





















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                    Worldwide Energy Consultants Since 1924